2945322/SHT03 E2E/1

Mortgage of freehold or leasehold property to secure own liabilities of a company or of a limited liability partnership

To be presented for registration at Companies House against the Mortgagor within 21 days of dating.

	Table of Contents
Clause	Heading
1.	DEFINITIONS AND INTERPRETATION	3
2.	AGREEMENT TO PAY	6
3.	INTEREST	7
4.	CHARGES AND ASSIGNMENTS	7
5.	RESTRICTIONS AND WARRANTIES	9
6.	FURTHER ASSURANCE	10
7.	BANK’S POWERS OF SALE AND LEASING	11
8.	MORTGAGOR’S POWERS OF LEASING AND LICENSING	11
9.	APPOINTMENT OF AN ADMINISTRATOR AND APPOINTMENT AND POWERS OF A RECEIVER	11
10.	PROTECTION OF THIRD PARTIES	14
11.	COVENANTS	14
12.	REPAIR AND INSURANCE	16
13.	MORTGAGED LICENCES	17
14.	ENVIRONMENTAL OBLIGATIONS	19
15.	POWER OF ATTORNEY	19
16.	INDEMNITY	20
17.	NOTICE OF SUBSEQUENT CHARGES	21
18.	NOTICES AND DEMANDS	21
19.	CURRENCY CONVERSION	21
20.	PAYMENTS AND COSTS	22
21.	NON-MERGER, ETC.	22
22.	TRANSFERS BY THE BANK OR THE MORTGAGOR	23
23.	PARTIAL INVALIDITY	23
24.	RESTRICTION ON LIABILITY OF THE BANK	23
25.	CONCLUSIVE EVIDENCE	23
26.	CONTINUING SECURITY	23
27.	NO RELIANCE ON THE BANK	23
28.	MISCELLANEOUS	24
29.	PRIOR MORTGAGE(S)	25
30.	LAW AND JURISDICTION	25
THE FIRST SCHEDULE		26
THE SECOND SCHEDULE		26

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Clause 5.2 contains a request to HM Chief Land Registrar to note a restriction in the Proprietorship Register

	(day)		(month)	(year)
THIS MORTGAGE DEED is made on the		day of

BETWEEN

Pascall Electronics Ltd	(Company number 01316674)

Xel Works, Brunswick Road, Cobbs Wood, Ashford Kent, TN23 1EN

(the “Mortgagor”)

and Lloyds TSB Bank plc (Company number 2065)(“the Bank”)

Address for communications with the Bank under this Mortgage is Pendeford Securities Centre, Dept. 9131, Pendeford Business Park, Wobaston Road, Wolverhampton, WV9 5HZ or at such other address as the Bank may from time to time notify to the Mortgagor in writing for this purpose.

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Mortgage, so far as the context admits, the following words and expressions shall have the following meanings:

“Agricultural Land” means agricultural land within the meaning of the Agriculture Act 1947;

“Chattels” means all stock, goods, moveable plant, machinery, implements, utensils, furniture and equipment now or from time to time placed on or used in or about (but not forming part of) the Mortgaged Property;

“Enfranchising Legislation” means any legislation conferring upon a tenant or tenants of property (whether individually or collectively with other tenants of that or other properties) the right to acquire a new lease of that property or to acquire, or require a nominee to acquire, the freehold or any intermediate reversionary interest in that property including (without limitation) the Leasehold Reform Act 1967 the Leasehold Reform, Housing and Urban Development Act 1993 and the Commonhold and Leasehold Reform Act 2002 but does not include Part II of the Landlord and Tenant Act 1954;

“Environmental Law” means all laws (statutory, common law or otherwise) including, without limitation, circulars, guidance notes and codes of practice from time to time regulating the control and prevention of pollution to land water or atmosphere and/or the carrying on of any process or activity on premises and any emissions from and all waste produced by such process or activity and any chemicals or substances relating to the same whether relating to health and safety, the work place, the environment or the provision of energy (including, without limitation, the Health and Safety at Work etc. Act 1974, the Control of Pollution Act 1974, the Environmental Protection Act 1990, the Environment Act 1995, the Water Industry Act 1991, the Water Resources Act 1991, the Statutory Water Companies Act 1991, the Water Consolidation (Consequential Provisions) Act 1991, the Water Act 2003, the Clean Air Act 1993, the Alkali, etc., Works Regulation Act 1906, the Planning (Hazardous Substances) Act 1990, the Public Health Acts and the Radioactive Substances Act 1993 and any European Union directives or regulations regulating the same) from time to time in force and any instrument, plan, regulation, permission, authorisation, order or direction made or issued thereunder or deriving validity therefrom;

“Environmental Licence” means any permit, licence, authorisation, consent or other approval required by or given pursuant to any Environmental Law;

“Insolvency Event” in relation to the Mortgagor means each of the following:

(a)	a meeting is convened for the purpose of considering a resolution to wind up the Mortgagor;

(b)	such a resolution as is mentioned in paragraph (a) is passed;

Form of Charge filed at HM Land Registry under reference MD964K

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(c)	a meeting of the directors or member? of the Mortgagor is convened for the purpose of considering a resolution to seek a winding up order, an administration order or the appointment of an administrator;

(d)	such a resolution as is mentioned in paragraph (c) is passed;

(e)	a petition for a winding up or an application for an administration order is made by the Mortgagor or its directors or members or is presented against the Mortgagor;

(f)	such an order as is mentioned in paragraph (e) is made;

(g)	a notice of appointment of or notice of intention to appoint an administrator is issued by the Mortgagor or its directors or members or by the holder of a qualifying floating charge or a proposal is made for, or the Mortgagor becomes subject to, any voluntary arrangement;

(h)	a receiver (administrative or otherwise) is appointed over all or part of the Mortgagor’s assets;

(i)	the Mortgagor takes part in any action (including entering negotiations) with a view to readjustment, rescheduling, forgiveness or deferral of any part of the Mortgagor’s indebtedness;

(j)	the Mortgagor proposes or makes any general assignment, composition or arrangement with or for the benefit of all or some of the Mortgagor’s creditors;

(k)	the Mortgagor suspends or threatens to suspend making payments to all or some of the Mortgagor’s creditors;

(I)	any action is taken in any jurisdiction which is similar or analogous to any of the foregoing; or

(m)	the Bank has reasonable grounds for believing that any of the foregoing is imminent;

“Intellectual Property Rights” means:

(n)	all present and future copyrights, patents, designs, trademarks, service marks, brand names, inventions, design rights, know-how, formulas, confidential information, trade secrets, computer software programmes, computer systems and all other intellectual property rights whatsoever without any limitation, whether registered or unregistered, in all or any part of the world in which the Mortgagor is legally, beneficially or otherwise interested;

(o)	the benefit of any pending applications for the same and all benefits deriving there from and there under including but not limited to royalties, fees, profit sharing agreements and income arising there from and all licences in respect of or relating to any intellectual property rights, whether such licences are granted to the Mortgagor or granted by the Mortgagor; and

(p)	every item of physical material of any description or type whatever in or in respect of which intellectual property rights may subsist and in respect of each such item the original copy or version or variant owned by, produced by or delivered to or obtained by the Mortgagor and any rejected and surplus materials associated or connected with or forming part of the foregoing which shall include, without limitation, any and all manuals and translations thereof, log books, designs, sketches, algorithms, calculations, diagrams, computations, source codes, models, prototypes, apparatus, computer programmes, photographs, books and other records in any medium, electronic data and any other material of any description whatever in which intellectual property may be incorporated;

“Mortgaged Assets” means the Mortgaged Property and all of the other assets, rights and properties assigned, mortgaged or charged under or pursuant to this Mortgage, and such expression shall include all or any part thereof;

“Mortgaged Chattels” means all present and future Chattels belonging to the Mortgagor or in which the Mortgagor has any interest;

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“Mortgaged Licences” means all present and future licences, permits, consents and authorisations (if any) (including Environmental Licences to the extent they are capable of being charged) held in connection with any business at any time carried on by the Mortgagor at the Mortgaged Property;

“Mortgaged Property” means the property, assets, rights and interests charged by clause 4.1 and such expression shall include all or any part thereof;

“Planning Acts” means all legislation from time to time regulating the development, use, safety and control of property including, without limitation, the Town and Country Planning Act 1990 and any instrument, plan, regulation, permission and direction made or issued thereunder or deriving validity therefrom;

“Prior Mortgage(s)” means the prior mortgage(s) or charge(s) (if any) mentioned in the Second Schedule;

“Secured Obligations” means:

(a)	all money and liabilities and other sums hereby agreed to be paid by the Mortgagor to the Bank; and

(b)	all other money and liabilities expressed to be secured hereby (including, without limitation, any expenses and charges arising out of or in connection with the acts or matters referred to in clauses 12, 13, 14, 16, 20 and 29) and all other obligations and liabilities of the Mortgagor under this Mortgage; and

“Value Added Tax” includes any other form of sales or turnover tax.

1.2	In this Mortgage:

	(a)	The expressions the “Mortgagor” and the “Bank” where the context admits include their respective successors in title and/or assigns, whether immediate or derivative. Any appointment or removal under clause 9 or consents under this Mortgage may be made or given in writing executed by any such successors or assigns of the Bank and the Mortgagor hereby irrevocably appoints each of such successors and assigns to be its attorney in the terms and for the purposes set out in clause 15;

	(b)	unless the context requires otherwise:

(i)	the singular shall include the plural and vice versa;

(ii)	any reference to a person shall include an individual, company, corporation, limited liability partnership or other body corporate joint venture, society or an unincorporated association, organisation or body of persons (including without limitation a trust, and a partnership), and any government, state, government or state agency or international organisation (whether or not a legal entity). References to a person also include that person’s successors and assigns whether immediate or derivative;

(iii)	the expression “this Mortgage” shall mean this mortgage and shall extend to every separate and independent stipulation contained herein;

(iv)	any right, entitlement or power which may be exercised or any determination which may be made by the Bank under or in connection with this Mortgage may be exercised or made in the absolute and unfettered discretion of the Bank, which shall not be under any obligation to give reasons therefore;

(v)	references to any statutory provision (which for this purpose means any Act of Parliament, statutory instrument or regulation or European directive or regulation or other European legislation) shall include a reference to any modification or re-enactment or replacement thereof for the time being in force, all regulations made thereunder from time to time and any analogous provision or rule under any applicable foreign law;

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	(vi)	for the avoidance of any doubt, the rights, powers and discretions conferred upon the Bank by or pursuant to this Mortgage shall (unless otherwise expressly stated) apply and be exercisable regardless of whether a demand has been made by the Bank for the payment of the Secured Obligations or any of them and regardless of whether the power of sale or other powers and remedies conferred on mortgagees by the Law of Property Act 1925 or this Mortgage shall have arisen or become exercisable; and

	(vii)	references to clauses, sub-clauses and schedules shall be references to clauses, sub-clauses and schedules of this Mortgage;

(c)	if for any reason whatsoever this Mortgage shall not be , or shall cease to be, a valid and effective charge over or assignment of the Mortgaged Assets (as the case may be) then this Mortgage shall take effect as a charge over or assignment of the beneficial interest of the Mortgagor in the Mortgaged Assets;

(d)		if there are two or more parties comprised in the expression the “Mortgagor” then:

	(i)	any reference to the “Mortgagor” shall where the context permits include all or any one or more of such parties;

	(ii)	all covenants and agreements herein contained or implied on the part of the Mortgagor shall be deemed to be joint and several covenants on the part of such parties;

	(iii)	if for any reason whatsoever this Mortgage shall not be, or shall cease to be, binding on and effective against one or more of such parties, then this Mortgage shall take effect as a charge over or assignment of the beneficial interest of the other such party or parties in the Mortgaged Assets and over such other estate, right, title or interest in the Mortgaged Assets as such other party or parties may have;

	(iv)	any demand made under this Mortgage shall be deemed to have been duly made if made on any one or more of such parties; and

	(v)	if any one or more of such parties is not bound by the provisions of this Mortgage (whether by reason of its or their lack of capacity or improper execution of this Mortgage or for any other reason whatsoever) the remaining party or parties shall be and remain bound by the provisions of this Mortgage as if such other party or parties had never been party hereto.

1.3	The clause headings and marginal notes shall be ignored in construing this Mortgage

1.4	The perpetuity period applicable to any trust constituted by this Mortgage shall be eighty years.

2.	AGREEMENT TO PAY

The Mortgagor shall pay to the Bank in accordance with any relevant agreement between the Bank and the Mortgagor relating to the amounts hereby secured or, in the absence of any such agreement, on demand:

(a) all money and liabilities whether actual or contingent (including further advances made hereafter by the Bank which now are or at any time hereafter may be due, owing or incurred by the Mortgagor to the Bank anywhere or for which the Mortgagor may be or become liable to the Bank in any manner whatsoever without limitation (and (in any case) whether alone or jointly with any other person and in whatever style, name or form and whether as principal or surety and notwithstanding that the same may at any earlier time have been due, owing or incurred to some other person and have subsequently become due, owing or incurred to the Bank as a result of a transfer, assignment or other transaction or by operation of law);

(b) interest on all such money and liabilities to the date of payment at such rate or rates as may from time to time be agreed between the Bank and the Mortgagor or, in the absence of such agreement, at the rate, in the case of an amount denominated in Sterling, of two percentage points per annum above the Bank’s base rate for the time being in force (or its equivalent or substitute rate for the time being) or, in the case of an amount denominated in any currency or currency unit other than Sterling, at the rate of two percentage points per annum above the cost to the Bank (as conclusively determined by the Bank) of funding sums comparable to and in the currency or currency unit of such amount in the London Interbank Market (or such other market as the Bank may select) for such consecutive periods (including overnight deposits) as the Bank may in its absolute discretion from time to time select;

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(c)	commission and other banking charges and legal, administrative and other costs, charges and expenses incurred by the Bank in relation to the Mortgage or the Mortgaged Assets (including any acts necessary to release the Mortgaged Assets from this security) or in enforcing the security hereby created on a full and unqualified indemnity basis; and

(d)	any fees charged by the Bank for the time spent by the Bank’s officials, employees or agents in dealing with any matter relating to this Mortgage. Such fees shall be payable at such rate as may be specified by the Bank.

3.	INTEREST

The Mortgagor shall pay interest at the rate aforesaid on the money so due (whether before or after any judgment which may be obtained therefor) upon such days in each year as the Bank and the Mortgagor shall from time to time agree or, in the absence of such agreement, as the Bank shall from time to time fix and (without prejudice to the right of the Bank to require payment of such interest) all such interest shall be compounded (both before and after any demand or judgment) upon such days in each year as the Bank shall from time to time fix.

4.	CHARGES AND ASSIGNMENTS

4.1	The Mortgagor with full title guarantee:

	(a)	charges by way of legal mortgage the property specified in the First Schedule and all buildings and fixtures (including trade fixtures) from time to time on any such property as a continuing security for the payment to the Bank of the Secured Obligations;

	(b)	charges by way of fixed charge as a continuing security for the payment to the Bank of the Secured Obligations any fixed plant and machinery from time to time on any such property as is referred to in clause 4.1(a) and which is not included within the charge in clause 4,1 (a); and

	(c)	(where any property referred to in clause 4.1 (a) is leasehold) charges by way of fixed charge as a continuing security for the payment to the Bank of the Secured Obligations any present or future right or interest conferred upon the Mortgagor in relation thereto by virtue of any Enfranchising Legislation including any rights arising against any nominee purchaser pursuant thereto.

4.2	The Mortgagor with full title guarantee assigns to the Bank all amounts now or hereafter owing to the Mortgagor by way of:-

	(a)	rent (but excluding ground rent, service charge and any sums payable in respect of any services provided to any tenant or payable in respect of insurance premiums) by any tenant (whether present or future) of the Mortgaged Property;

	(b)	licence fee by any licensee (whether present or future) of the Mortgaged Property;

	(c)	service charge and sums payable in respect of services provided to any tenant or payable in respect of insurance premiums by any tenant (whether present or future) of the Mortgaged Property;

	(d)	rent deposit and purchase deposit; and

	(e)	any other amounts (including without limitation ground rents, rent charges, and dilapidations) payable by any tenant licensee or occupier (in any such case whether present or future) of the Mortgaged Property, and in each case the proceeds thereof and all rights to recover such amounts and, subject to reassignment on payment of the Secured Obligations.

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4.3	The Mortgagor with full title guarantee charges as a continuing security for the payment to the Bank of the Secured Obligations:

	(a)	by way of fixed charge all present and future amounts owing to the Mortgagor by way of rent (but excluding ground rent, service charge and any sums payable in respect of services provided to any tenant or payable in respect of insurance premiums) by any tenant (whether present or future) of the Mortgaged Property (and the proceeds thereof);

	(b)	by way of fixed charge all present and future amounts owing to the Mortgagor by way of licence fee by any licensee (whether present or future) of the Mortgaged Property (and the proceeds thereof);

	(c)	by way of fixed charge all present and future amounts owing to the Mortgagor in respect of service charge and sums payable in respect of services provided to any tenant or payable in respect of insurance premiums by any tenant (whether present or future) of the Mortgaged Property (and the proceeds thereof);

	(d)	by way of fixed charge all present and future amounts owing to the Mortgagor by way of insurance claims in connection with the Mortgaged Property (and the proceeds thereof);

	(e)	by way of fixed charge all present and future amounts owing or which may become owing to the Mortgagor under any building, construction or development contract entered into in connection with the Mortgaged Property or by virtue of the Mortgagor’s rights under any retention or other trusts in connection therewith, whether or not any certificate as to the amount due has been issued in respect thereof (and the proceeds thereof);

	(f)	by way of fixed charge all present and future book and other debts other monetary claims and choses in action owing or belonging to the Mortgagor and arising in connection with the Mortgaged Property or any business at any time carried on thereat (insofar as not charged by 4.3(a) - 4.3(e) inclusive) (including without limitation any ground rents, rent charges, rent deposits, purchase deposits, dilapidations and monies payable to the Mortgagor pursuant to any Enfranchising Legislation) (and in each case the proceeds thereof); and

	(g)	by way of floating charge all the Mortgaged Chattels.

4.4	The Mortgagor with full title guarantee assigns to the Bank the goodwill of the business (if any) now or at any time hereafter carried on by the Mortgagor at the Mortgaged Property and the full benefit of the Mortgaged Licences (if any) and also the full right to recover and receive all compensation which may at any time become payable to the Mortgagor by virtue of the Licensing Act 2003 or any other statutory enactment, subject to re-assignment upon payment of all the Secured Obligations.

4.5
	(a)	The Mortgagor with full title guarantee assigns to the Bank the benefit of all guarantees or covenants by any surety or sureties of any of the lessee’s obligations under any existing lease or underlease of the Mortgaged Property, subject to re-assignment upon payment of all the Secured Obligations.

	(b)	The Mortgagor shall at any time if and when required by the Bank execute to the Bank or as the Bank shall direct an assignment or assignments of the benefit of all guarantees or covenants by any surety or sureties of any of the lessee’s obligations under any lease or underlease of the Mortgaged Property hereafter granted to secure the Secured Obligations, such assignments to be prepared by or on behalf of the Bank at the cost of the Mortgagor and to contain all such clauses for the benefit of the Bank as the Bank may require.

4.6	Where the Mortgagor (by virtue of an estate or interest in the Mortgaged Property) is or becomes entitled to a share or shares in any company connected with the Mortgaged Property:

	(a)	the Mortgagor with full title guarantee charges by way of fixed charge the entitlement to such share or shares, and such share or shares when issued and all rights, benefits and advantages at any time arising in respect of the same (hereinafter called the “Share(s)”) as a continuing security for the payment to the Bank of the Secured Obligations; and

	(b)	subject to the rights of the holder(s) for the time being of any Prior Mortgage(s), the Mortgagor shall (if the Bank so requires) transfer the Share(s) to the Bank or as the Bank shall direct and shall deposit the certificate(s) relating to the Share(s) with the Bank.

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4.7	The Mortgagor with full title guarantee assigns to the Bank the Intellectual Property Rights that arise in connection with the business (if any) now or at any time hereafter carried on by the Mortgagor at the Mortgaged Property, subject to re-assignment on payment of all the Secured Obligations.

4.8	If there are two or more parties comprised in the expression the “Mortgagor”, each of such parties with full title guarantee hereby charges and assigns all such party’s estate, rights, title and interest in the Mortgaged Assets to secure payment of the Secured Obligations.

4.9	The security hereby constituted shall extend to all beneficial interests of the Mortgagor in the Mortgaged Assets and to any proceeds of sale or other realisation thereof or of any part thereof.

4.10	Paragraph 14 of Schedule B1 to the Insolvency Act 1986 shall apply to the floating charge created by this Mortgage.

4.11	The Mortgagor represents and warrants that, at the date that the Mortgagor executes this Mortgage, the Mortgagor has made full disclosure in writing to the Bank of:

(a)	any information relating to each part of the Mortgaged Assets and each right held by any other person in relation to any part of the Mortgaged Assets which, in each case, would be material to the Bank in relation to the appropriateness or adequacy of any part of the Mortgaged Assets as security for the Secured Obligations; and

(b)	each matter in respect of which the Bank has requested information from the Mortgagor in connection with this Mortgage.

5.	RESTRICTIONS AND WARRANTIES

5.1	The Mortgagor shall not without the prior written consent of the Bank:

(a) sell, assign, license, sub-license, discount, factor or otherwise dispose of or deal in any other way with, the Mortgaged Assets (other than the Mortgaged Chattels) subject as provided in clause 5.5 (a);

(b) sell or otherwise dispose of all or any part of the Mortgaged Chattels except by way of sale, assignment, licence or sub-licence in the ordinary course of business;

(c) create or permit to subsist or arise any mortgage, debenture, hypothecation, charge, assignment by way of security, pledge or lien or any other encumbrance or security whatsoever (other than the Prior Mortgage(s) and a lien over any Chattels arising by operation of law in the ordinary course of the Mortgagor’s business as conducted during the 12 months preceding the date when the lien first came into existence) over all or any part of the Mortgaged Assets; or

(d) enter into any contractual or other agreement or arrangement which has or may have an economic effect similar or analogous to any such encumbrance or security as would be prohibited by sub-clause 5.1 (c).

5.2	The Mortgagor hereby requests the Chief Land Registrar to register the following restriction on the Proprietorship Register of any registered land forming part of the Mortgaged Property:

“RESTRICTION
No disposition of the registered estate by the proprietor of the registered estate or by the proprietor of any registered charge is to be registered without a written consent signed by the proprietor for the time being of the charge dated in favour of Lloyds TSB Bank pic referred to in the Charges Register.”

5.3	The Mortgagor represents and warrants to the Bank, and so that each such representation and warranty shall be deemed to be repeated on each day during the continuance of this security, that, except to the extent disclosed by the Mortgagor to the Bank in writing prior to the date hereof:

(a) the Mortgagor has not made any election pursuant to paragraph 2 of schedule 10 to the Value Added Tax Act 1994 in relation to or affecting any part of the Mortgaged Property;

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	(b)	so far as the Mortgagor is aware after making due and careful enquiry the charges and assignments contained in clause 4 do not infringe any intellectual property rights whether registered or unregistered whatsoever;

	(c)	no circumstances have occurred during the Mortgagor’s ownership of the Mortgaged Property and, so far as the Mortgagor is aware after making due and careful enquiry no circumstances occurred before the Mortgagor’s ownership of the Mortgaged Property which have led or could lead to a competent authority or a third party taking any action or making a claim under any Environmental Law (including the requirement to clean up or remedy in any other way any contaminated part of the environment or the revocation, suspension, variation or non-renewal of any Environmental Licence) or which have led or could lead to the Mortgagor having to take action to avert the possibility of any such action or claim; and

	(d)	the Mortgagor is solely and beneficially interested in the Mortgaged Assets.

5.4	The Mortgagor shall not make or revoke such an election as is referred to in sub-clause 5.3(a) in relation to any part of the Mortgaged Property without the Bank’s prior written consent or unless the Bank requests the Mortgagor to do so, in which case the Mortgagor shall immediately make or revoke (as the case may be) such an election in relation to any part of the Mortgaged Property that the Bank considers appropriate and give valid notification of it to H.M. Revenue and Customs.

5.5
	(a)	Sub-clause 5.1(a) shall not prevent the Mortgagor without such consent as is referred to in that clause collecting:

(i)	the rents, fees, service charges, sums, deposits or other amounts referred to in sub-clause 4.2 or the proceeds thereof; or

(ii)	the proceeds of the book and other debts, monetary claims and choses in action, rentals or other payments referred to in sub-clause 4.3,

in the ordinary course of business and paying the same into the Mortgagor’s account(s) with the Bank in accordance with sub-clause 5.5(b). Where the Bank makes a payment at the request of the Mortgagor which is debited to any account with the Bank which is for the time being in credit, the Bank shall be taken to have given any necessary consent for the purposes of clause 5.1(a) to such payment unless such payment was made as a result of some mistake of fact on the part of the Bank;

	(b)	The Mortgagor shall pay into its account or accounts with the Bank:

(i) the rents, fees, service charges, sums, deposits and other amounts referred to in sub-clause 4.2 and the proceeds thereof; and

(ii) the proceeds of the book and other debts, monetary claims and choses in action, rentals and other payments referred to in sub-clause 4.3,

provided that (where relevant) the Bank shall be deemed to receive the rentals and other amounts referred to in sub-clauses 4.2 and 4.3 (a),(b),(c),(d) and (f) pursuant to the assignment or fixed charge respectively contained therein and not pursuant to the charges over the Mortgaged Property or as mortgagee in possession.

	(c)	The Mortgagor declares that all such proceeds received or obtained by the Mortgagor or on the Mortgagor’s behalf but which are not so paid or transferred into that account or accounts shall be received and held by the Mortgagor on trust for the Bank.

6.	FURTHER ASSURANCE

6.1	The Mortgagor shall at any time if and when required by the Bank execute and deliver to the Bank or as the Bank shall direct such further legal or other assignments, mortgages, securities, charges, agreements and other legal documentation as the Bank shall require of and on all or any of the Mortgaged Assets to secure payment of the Secured Obligations. Such assignments, mortgages, securities, charges agreements or other legal documentation shall be prepared by or on behalf of the Bank at the cost of the Mortgagor and shall contain all such clauses for the benefit of the Bank as the Bank may require including without limitation if so required by the Bank, in the case of a mortgage or charge on the Mortgaged Property, any such clauses as are contained in any of the Bank’s standard forms of mortgage from time to time.

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6.2	The Mortgagor shall at any time if and when required by the Bank and at the Mortgagor’s cost give notice to such persons as the Bank may require of the assignments, mortgages and charges hereby effected and any such further legal or other assignments, mortgages, securities, charges, agreements and other legal documentation, and shall take do or execute such steps, acts, deeds, documents and things as the Bank may consider necessary or desirable to give effect to and procure the perfection, of the security intended to be granted by this Mortgage or any such further legal or other assignments, mortgages, securities, charges, agreements or other legal documentation.

7.	BANK’S POWERS OF SALE AND LEASING

7.1

	(a)	The powers and remedies conferred on mortgagees by the Law of Property Act 1925 shall apply to this Mortgage but without the restriction on the exercise of the power of sale imposed by Section 103 of that Act and the statutory powers of leasing conferred on the Bank shall be extended so as to authorise the Bank to lease and make agreements for leases at a premium or otherwise and to accept surrenders of leases and grant options as the Bank shall think expedient, without the need to observe any of the provisions of Sections 99 and 100 of the said Act.

	(b)	The Bank in exercising its statutory power of sale and any receiver appointed by the Bank in exercising his powers under this Mortgage shall be at liberty to sell at such price and on such terms and conditions as it or he in its or his sole discretion thinks fit, and shall not be under any duty or obligation to obtain the best or any particular price.

	(c)	Neither the Bank nor any such receiver shall be liable to the Mortgagor or any other person for any loss, damage, cost, expense or liability which the Mortgagor or any such person may suffer or incur as a direct or indirect result of the Bank exercising its statutory power of sale, as hereby varied or extended, or such receiver exercising his powers under this Mortgage.

7.2	In favour of a purchaser the Secured Obligations shall be deemed to have become due on the day on which demand for payment thereof is made by the Bank and the statutory power of sale as hereby varied or extended shall be exercisable from and after that date, which date (without prejudice to the equitable right to redeem) shall be the redemption date.

8.	MORTGAGOR’S POWERS OF LEASING AND LICENSING

The Mortgagor shall not, without the prior written consent of the Bank, in relation to any of the Mortgaged Property:

	(a)	exercise the statutory powers and any other powers of leasing, letting, entering into agreements for leases or lettings and accepting or agreeing to accept surrenders of leases; or

	(b)	part with possession of the Mortgaged Property or grant any lease, tenancy, licence, right or interest to occupy the Mortgaged Property; or

	(c)	amend or confer upon any person any lease, tenancy, licence, right or interest to occupy the same or any part thereof or grant any licence or permission to assign, underlet or part with possession of the same or any part thereof.

9.	APPOINTMENT OF AN ADMINISTRATOR AND APPOINTMENT AND POWERS OF A RECEIVER

9.1	At any time after the Bank shall have demanded payment of any of the Secured Obligations or the Mortgagor shall have requested it so to do or an Insolvency Event shall have occurred (upon the happening of which the security created by this Mortgage shall be immediately enforceable) the Bank shall have power in writing under the hand of any official of the Bank authorised by the Bank from time to time, or any person authorised by any such official in writing, to appoint, any person or persons as the Bank thinks fit to be, where so entitled as referred to in sub clause 28.10, an administrator or joint administrators or several administrators or joint and several administrators of the Mortgagor or alternatively a receiver or joint receivers or severaL receivers or joint and several receivers of the Mortgaged Assets to act, in the case of two or more receivers, jointly, severally or jointly and severally in relation to any part of the Mortgaged Assets and to the extent permitted by law similarly to remove any such receiver and to appoint another or others in his place.

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9.2	If the Bank excludes any part of the Mortgaged Assets from the appointment of any receiver, the Bank may subsequently extend that appointment (or that of any receiver replacing such receiver) to such excluded part of the Mortgaged Assets.

9.3	Any such receiver at the cost of the Mortgagor may, in the name of or on behalf of the Mortgagor or at his option in the name of the Bank (but only with the specific approval in writing of the Bank) or at his option in his own name (and in any case notwithstanding any administration or liquidation of the Mortgagor), do or omit to do anything which the Mortgagor could do or omit to do in relation to the Mortgaged Assets or the Chattels or any of them and (in addition) may exercise in relation thereto all or any of the powers specified in Schedule 1 to the Insolvency Act 1986 (notwithstanding that such receiver may not be an administrative receiver), and in particular (but without prejudice to the generality of the foregoing) any such receiver may:

(a)	deal with, take possession of, cultivate, collect and get in the Mortgaged Assets or the Chattels;

(b)	carry on, manage, develop or diversify or concur in carrying on, managing, developing or diversifying any business of the Mortgagor at any time carried on by the Mortgagor at the Mortgaged Property, and for any of those purposes receive, retain or use any Chattels and any proceeds, books or records of such business and carry out or complete (with or without modification) on the Mortgaged Property any works of demolition, building, repair, construction, furnishing or any project or development in which the Mortgagor was engaged;

(c)	raise or borrow any money from or incur any other liability to the Bank or any other person and on such terms as to interest or otherwise and with or without security as such receiver may think expedient, and so that any such security may, with the prior consent of the Bank, be or include a charge on the Mortgaged Assets ranking either in priority to or pari passu with or after the security hereby created;

(d)	forthwith and without the restriction imposed by Section 103 of the Law of Property Act 1925 sell, realise, dispose of or concur in selling, realising or disposing of (but where necessary with the leave of the Court) and without the need to observe any of the provisions of Sections 99 and 100 of the said Act let or concur in letting or surrender or concur in surrendering or accept surrenders of leases or tenancies of all or any part of the Mortgaged Assets;

(e)	carry any sale, exchange, realisation, disposal, lease, tenancy or surrender of the Mortgaged Assets into effect by conveying, transferring, assigning, leasing, letting, surrendering or accepting surrenders in the name and on behalf of the Mortgagor (or other the estate owner) and so that covenants and contractual obligations may be granted in the name of and so as to bind the Mortgagor (or other the estate owner), so far as such receiver may consider it necessary, appropriate or expedient for the exercise of the powers conferred by this Mortgage so to do. Any such sale, exchange, realisation, disposal, lease, tenancy or surrender may be for cash, debentures or other obligations, shares, stock or other valuable consideration and may be payable in a lump sum or by instalments spread over such period as such receiver shall think fit, and so that any consideration received or receivable shall forthwith be and become charged with the payment of the Secured Obligations. Plant, machinery and other fixtures may be severed and sold separately from the premises containing them without the consent of the Mortgagor being obtained thereto;

(f)	obtain (by way of application or otherwise) any approval, permission, consent and licence (including any Environmental Licence, planning permission and building regulation approval), enter into and perform contracts and arrangements, purchase materials and incur any type of obligation;

(g)

(i)	promote the formation of a subsidiary or subsidiaries of the Mortgagor with a view to such subsidiary or subsidiaries purchasing, leasing, licensing or otherwise acquiring interests in or the use of the Mortgaged Assets and the Chattels or with a view to such subsidiary or subsidiaries engaging employees or providing management or other services in connection therewith or for any other purpose or function which may be regarded as necessary or appropriate by such receiver from time to time;

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(ii)	arrange for such subsidiary or subsidiaries to trade or cease to trade as such receiver may think fit from time to time; and

(iii)	arrange for the purchase, lease, licence or acquisition of the Mortgaged Assets and the Chattels by such subsidiary or subsidiaries on a basis whereby the consideration may be cash, shares, debentures, loan stock, convertible loan stock or other securities, shares of profits or sums calculated by reference to profits or turnover, royalties, licence fees or otherwise howsoever and whether or not secured on the assets of the subsidiary or subsidiaries, and whether or not such consideration is payable or receivable in a lump sum or by instalments spread over such period as such receiver may think fit;

(h)	take any proceedings in relation to the Mortgaged Assets in the name of the Mortgagor or otherwise as may seem expedient, including (without prejudice to the generality of the foregoing) proceedings for the collection of rent in arrears at the date of his appointment;

(i)	enter into any agreement or make any arrangement or compromise as such receiver shall think expedient in respect of the Mortgaged Assets or the Chattels;

(j)	exercise the Mortgagor’s rights under any rent review clause in respect of the Mortgaged Property or grant or apply for any new or extended tenancy thereof;

(k)	make and effect repairs to and renewals and improvements of the Mortgaged Chattels;

(l)	insure the Mortgaged Assets and the Chattels and/or maintain or renew any insurances of the same on such terms as such receiver shall think fit or as the Bank shall from time to time direct;

(m)	appoint managers, agents, officers and employees for any of the aforesaid purposes at such salaries and for such periods as such receiver may determine and dismiss any of the same;

(n)	adopt any contracts of employment entered into between the Mortgagor and any of its employees with such variations to the contract as such receiver may think fit and dismiss any such employees;

(o)	cause the Mortgagor to grant such powers of attorney or appoint agents (for any of the aforesaid purposes) as such receiver may from time to time think expedient;

(p)	do all such things as may be thought necessary for the management of the affairs, business and property of the Mortgagor;

(q)	grant, vary and release easements and other rights over (the) Mortgaged Property and impose, vary or release covenants affecting the Mortgaged Property and agree that the Mortgaged Property may be subject to any easements or covenants;

(r)	purchase any freehold and leasehold properties and other capital assets if such receiver considers it would be conducive to realisation of the Bank’s security to do so; and

(s)	do all such other acts and things as may from time to time be considered by such receiver to be incidental or conducive to any of the matters or powers aforesaid or otherwise incidental or conducive to the realisation of the Bank’s security or the exercise of his functions as receiver.

9.4	Sub-section 109(8) of the Law of Property Act 1925 shall not apply and all money received by such receiver shall (subject in relation to each paragraph below to any claims having priority to the matter therein described) be applied:

(a)	first in payment of his remuneration and the costs of realisation including all costs and expenses of or incidental to any exercise of any power hereby conferred;

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(b)	secondly (if such receiver thinks fit, but not otherwise) in or towards payment of all or any of the matters referred to in paragraphs (i), (ii), (iii) and (iv) of Sub-section 109(8) of the Law of Property Act 1925 as he in his absolute discretion shall decide; and

(c)	thirdly in or towards satisfaction of the Secured Obligations.

9.5	Any such receiver shall at all times and for all purposes be deemed to be the agent of the Mortgagor which alone shall be responsible for his acts or defaults and for his remuneration.

9.6	Any such receiver shall be entitled to remuneration for his services and the services of his firm at a rate or rates or in an amount or amounts as may from time to time be agreed between the Bank and such receiver or (in default of agreement) as may be appropriate to the work and responsibilities involved upon the basis of charging from time to time adopted by such receiver in accordance with the current practice of such receiver or his firm and without in either such case being limited by the maximum rate specified in Section 109(6) of the Law of Property Act 1925.

9.7	If the Bank shall appoint more than one receiver the powers given to a receiver hereby and by statute shall be exercisable by all or any one or more of such receivers and any reference in this Mortgage to “receiver” shall be construed accordingly.

9.8	The powers conferred by this clause 9 shall be in addition to all powers given by statute to the Bank or to any such receiver.

9.9	Only money actually paid by such receiver to the Bank shall be capable of being applied by the Bank in or towards satisfaction of the Secured Obligations.

10.	PROTECTION OF THIRD PARTIES

10.1	No person (each a “Third Party”, including any insurer, assurer, purchaser or security holder) dealing with the Bank or any receiver appointed by it or their respective employees and agents need enquire:

(a)	whether any right exercised or purported to be exercised by the Bank, such receiver or their respective employees and agents, has become exercisable; or

(b)	whether any of the Secured Obligations are due or remains outstanding; or

(c)	as to the propriety or regularity of anything done (including any sale, dealing or application of money paid, raised or borrowed) by the Bank, such receiver or their respective employees and agents.

10.2	Each of those things shall (as between the Third Party on the one hand and the Bank or any receiver appointed by it or their respective employees or agents on the other hand) be deemed to be exercisable, due, outstanding, proper, regular and within the terms of this Mortgage (as the case may be) and be fully valid and effective.

10.3	All the protections to purchasers contained in Sections 104 and 107 of the Law of Property Act 1925 and to persons contained in Section 42(3) of the Insolvency Act 1986 apply to each Third Party.

10.4	The Bank, any receiver appointed by it and their respective employees and agents may give receipts to any Third Party. The Mortgagor agrees that each receipt shall be an absolute and conclusive discharge to such Third Party and shall relieve such Third Party of any obligations to see to the application of any assets paid or transferred to or by the direction of the Bank, such receiver, employee or agent.

11.	COVENANTS

The Mortgagor shall:

(a)	cultivate and manage any Agricultural Land in a good and proper and husbandlike manner;

(b)	pay the rent and other outgoings reserved or payable under any lease under which the Mortgaged Property is held by the Mortgagor and any rent-charge or other outgoing charged upon the Mortgaged Property, and produce to the Bank on demand any receipt for such payment, and further perform and observe all covenants, regulations and agreements on the part of the lessee and conditions contained in any such lease;

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(c)	comply with all covenants, restrictions, requirements, provisions, conditions, laws and regulations affecting the Mortgaged Property (including the use and enjoyment of it);

(d)	comply with all relevant licences, consents, permissions and conditions from time to time granted or imposed by the Planning Acts and not without the prior written consent of the Bank give any undertaking to or enter into any agreement with any relevant planning authority affecting the Mortgaged Property;

(e)	not make or consent to the making of any application for planning permission or any other application under the Planning Acts affecting the Mortgaged Property unless either the Bank has consented in writing to such application being made or a copy of the proposed application has been sent to the Bank at least one month before the date of the application and the Bank has raised no objection to the making of the application;

(f)	forthwith upon receipt of any permission, notice, order, proposal or recommendation given or issued by any competent planning authority to the owner or occupier of the Mortgaged Property or any notice under Section 146 of the Law of Property Act 1925 or otherwise from any superior landlord of the Mortgaged Property, forward the same or a true copy thereof to the Bank;

(g)	not demolish or remove any part of the Mortgaged Property nor sever or remove from the Mortgaged Property any trade or other fixtures or fixed plant and machinery for the time being thereon except for the purpose of renewing or replacing the same by trade or other fixtures or fixed plant and machinery of equal or greater value;

(h)	permit the Bank or its agents at any time to enter upon the Mortgaged Property for the purpose of establishing whether or not the Mortgagor is complying fully with its obligations under this Mortgage or of inspecting the Mortgaged Assets;

(i)	not do or cause or permit to be done or omit to do anything which may in any way depreciate jeopardise or otherwise prejudice the value to the Bank or marketability of the security hereby created by this Mortgage or of the Mortgaged Property;

(j)	not (without the prior written consent of the Bank) incur any expenditure or liabilities of an exceptional or unusual nature (including without limitation any expense in carrying out any development pursuant to a planning permission unless a copy of the relevant planning permission has been sent to the Bank at least one month before the date of commencement of such development and the Bank has raised no objection to such development);

(k)	notify the Bank immediately on the occurrence of an Insolvency Event;

(l)	where the Mortgaged Property is held under a lease:

(i)	notify the Bank forthwith if the Mortgaged Property becomes subject to an Estate Management Scheme pursuant to Chapter IV of Part I of the Leasehold Reform, Housing and Urban Development Act 1993, and provide a copy of the scheme deed as approved by the relevant leasehold valuation tribunal;

(ii)	notify the Bank before exercising (whether individually or collectively with others) any right conferred upon the Mortgagor in relation to the Mortgaged Property by Enfranchising Legislation and supply to the Bank such information as it may reasonably require in relation to the exercise of such right;

(iii)	not without the prior written consent of the Bank agree the terms of any new lease of the Mortgaged Property (with or without any further property) to be granted to the Mortgagor pursuant to any Enfranchising Legislation or otherwise;

(iv)	if as a result of the exercise of any rights conferred by Enfranchising Legislation or otherwise the freehold interest or any intermediate reversionary interest in the Mortgaged Property becomes vested in a third party on behalf of the Mortgagor (with or without others), forthwith supply to the Bank particulars of such third party and (where such third party is a body corporate) details of any shares therein to be issued to the Mortgagor, and deliver the share certificate in respect thereof to the Bank when received; and

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(v)	at its own cost take such further action as the Bank may require in relation to the security granted by this Mortgage;

(m)	where the Mortgaged Property or any part of it is or {without prejudice to clause 8) becomes subject to any tenancy:

(i)	forthwith notify the Bank on receipt of (and provide to the Bank a copy of) any notices received from any tenant of the Mortgaged Property pursuant to the provisions of any Enfranchising Legislation;

(ii)	not serve upon any tenant of the Mortgaged Property a notice pursuant to the provisions of any Enfranchising Legislation unless the Bank has consented in writing thereto;

(iii)	serve such notices in such form and take such other steps as the Bank may reasonably require following the exercise by any tenant of the Mortgaged Property of any rights arising under Enfranchising Legislation;

(iv)	not enter into any agreement to grant a new lease to any tenant of the Mortgaged Property pursuant to or in consequence of the operation of any Enfranchising Legislation unless the Bank has consented in writing thereto; and

(v)	not enter into any agreement pursuant to or in consequence of the operation of any Enfranchising Legislation to transfer to any person or persons the Mortgagor’s interest in the Mortgaged Property subject to this Mortgage unless the Bank has consented in writing thereto and (if such consent be given or be deemed to be given as hereinafter provided) to provide to the Bank such information in respect of any such transfer and its terms (including the identity of the transferees) as the Bank may reasonably require, provided that in all cases in this sub-clause (m) where the Bank’s consent in writing is required before the Mortgagor may take further action the Bank’s consent to such action shall be deemed to be granted if the Bank has not raised any objection to such action within one month of the date of the relevant request to the Bank for such consent. Provided that the Mortgagor must at all times use its best endeavours (and at no cost to the Bank) to obtain the maximum compensation permitted under the relevant Enfranchising Legislation from any person or persons exercising any rights under such legislation.

(n)	if any notice (whether agreed or unilateral) is registered against the title of all or part of the Mortgaged Property, give to the Bank full particulars of the circumstances relating to such registration and, if such notice shall have been registered in order to protect a purported interest the creation of which is contrary to the obligations of the Mortgagor under this Mortgage, immediately at the Mortgagors expense take such steps as the Bank requires to ensure that the notice is withdrawn or cancelled; and

(o)	if the Bank so requires, deposit with the Bank, and the Bank during the continuance of this Mortgage shall be entitled to hold and retain (unless held by the holders for the time being of a Prior Mortgage), all deeds and documents of title relating to the Mortgaged Property.

12.	REPAIR AND INSURANCE

12.1	The Mortgagor shall:

(a)	keep the Mortgaged Assets in a good state of repair;

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	(b)	insure and keep insured the Mortgaged Assets with reputable insurers and on terms (for the time being) approved by the Bank (making such amendments thereto as the Bank may from time to time require) against loss or damage by fire, by terrorist damage and by such other risks and contingencies as may from time to time be required by the Bank in their full reinstatement value for the time being in the joint names of the Mortgagor and the Bank or with the interest of the Bank endorsed on the policy or policies or noted, as the Bank may require;

	(c)	(unless deposited with the holder(s) for the time being of the Prior Mortgage(s), or unless the insurance to which such policy or policies relate and which was approved by the Bank was effected by a landlord with the respective interests of the Mortgagor and the Bank endorsed or noted thereon), deposit the relevant policy or policies with the Bank;

	(d)	duly pay all premiums and sums payable in relation to such insurance and produce the receipts therefor to the Bank within seven days of their becoming due and payable; and

	(e)	ensure that the relevant policy or policies remain valid at all times.

12.2

	(a)	If default shall at any time be made by the Mortgagor in keeping the Mortgaged Assets or any part thereof in a good state of repair, or in effecting or keeping up any such insurance, or in paying any rent or other outgoings or dilapidations or in producing to the Bank any such policy or receipt or, where the Mortgaged Property is or includes Agricultural Land, in cultivating or managing the same or any part thereof in a good and proper and husbandlike manner, it shall be lawful for but not obligatory on the Bank (as the case may require) to repair and maintain or cultivate and manage the same with power to enter the Mortgaged Property for that purpose or to pay such rent and other outgoings and dilapidations or to effect or renew any such insurance as aforesaid as the Bank shall think fit, and any sums paid by the Bank for any such purpose shall be repayable by the Mortgagor to the Bank on demand with interest computed and payable as provided in clauses 2 and 3 from the date of payment by the Bank as aforesaid, and pending payment shall be secured hereby.

	(b)	All money which may at any time be received or receivable under any such policies of insurance (or any other insurances covering any of the Mortgaged Assets) shall be held in trust for the Bank and (at the Bank’s option) the Mortgagor shall pay such money to the Bank or shall apply the same in replacing, restoring or reinstating the buildings, fixtures and assets destroyed or damaged.

12.3	Any sum paid by the Bank to the lessor of any lease under which the Mortgaged Property is held (or under any superior lease) in settlement of any claim made by the lessor for any rent or other outgoings or dilapidations reserved or payable or alleged to be reserved or payable under the lease shall be deemed to be a payment properly made under the terms of clause 12.2(a) (whether or not actually due to the lessor and whether or not disputed by the Mortgagor) provided that such payment was made by the Bank in good faith for the purpose of avoiding, compromising or terminating any proceedings for forfeiture, or otherwise for the purpose of preserving or enforcing the security hereby created.

12.4	The Mortgagor authorises the Bank in the Mortgagor’s name and on the Mortgagor’s behalf to make any claim against the insurer under any part of any insurance policy relating to the Mortgaged Assets and to admit, compromise or settle such claim or any liability relating to any such claim or any potential claim.

12.5	The Mortgagor also authorises the Bank to receive any amounts payable or received in respect of any insurance policy or claim under any insurance policy relating to the Mortgaged Assets and to give a good discharge to the insurer in respect of such amounts.

13.	MORTGAGED LICENCES

13.1	The Mortgagor shall at its own expense obtain and maintain all licences, permits, consents and authorisations required in connection with any business at any time carried on at the Mortgaged Property.

13.2	If any Mortgaged Licences are held in connection with any business at any time carried on at the Mortgaged Property, the following shall apply:

(a)	the Mortgagor shall at its own expense conform to all orders, regulations and notices made by the licensing authority, the licensing justices or any other authority concerning the Mortgaged Assets and the said business, and apply for and use its best endeavours to obtain whenever necessary proper renewals or regrants of the Mortgaged Licences, and shall not surrender, abandon or transfer to any person any of the Mortgaged Licences or remove the same or any of them to any other premises or do or permit any act or thing whereby the renewal of any such licences may be refused or discontinued or whereby the said business or the goodwill thereof or the letting or sale of the Mortgaged Property may be prejudicially affected, and shall upon demand by or on behalf of the Bank deliver to the Bank or as the Bank shall direct the Mortgaged Licences and give, do and execute all notices, acts, instruments and things necessary or convenient for transferring the same or any of them to or vesting the same in the Bank or its nominee or nominees, or withdrawing from the books of H.M. Revenue and Customs the entry of the Mortgagor as carrying on the business carried on upon the Mortgaged Property;

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(b)	all money received by the Bank as compensation awarded in respect of the refusal of the licensing authority, the licensing justices or any other authority concerning the Mortgaged Assets to renew the Mortgaged Licences or any of them shall be applied first in payment of the costs incurred by the Bank under this Mortgage, secondly in or towards satisfaction of the other Secured Obligations and subject thereto shall be held in trust for the Mortgagor;

(c)	the Mortgagor shall forthwith upon the receipt of any order, direction or notice from the licensing authority, the licensing justices or any other authority affecting the Mortgaged Assets forward the same or a true copy thereof to the Bank;

(d)	the Mortgagor further covenants with the Bank in the manner following:

(i)	the Mortgagor shall pay all charges which may be imposed in respect of the Mortgaged Licences or any of them by virtue of the, the Licensing Act 2003 or any other statutory enactment, and in default the Bank or any receiver may pay all such costs charges and expenses;

(ii)	the Mortgagor shall from time to time at the request of the Bank endeavour to procure the transfer of any of the Mortgaged Licences which may be held by nominees on behalf of or in trust for the Mortgagor to such other person or persons as the Bank may approve or appoint, and shall not permit the transfer of such licences to any person or persons not approved by the Bank;

(iii)	the Mortgagor shall keep the Mortgaged Licences and every renewal or regrant thereof and any new licences granted in respect of the Mortgaged Assets insured against forfeiture or refusal to renew in the name of the Bank for a sum and in an office to be approved by the Bank in writing, and shall deposit the relevant policy or policies with the Bank and shall duly pay all premiums and sums of money payable for this purpose and produce the receipts therefor to the Bank within seven days of their becoming due and payable. In the case of the Mortgagor making default in that behalf, the Bank may pay all premiums and sums of money for effecting or keeping in force the said insurance. If any other policies of insurance cover the Mortgaged Licences and/or their renewal or regrant as aforesaid, the Mortgagor shall hold any sums received under such policies in trust for the Bank and shall pay the same to the Bank on demand;

(iv)	if the Mortgaged Licences or any of them shall at any time be vested in a nominee of the Mortgagor, the Mortgagor shall procure that all covenants by the Mortgagor herein contained shall be performed and fulfilled by any such nominee; and

(v)	all sums, costs and expenses paid or incurred by the Bank under the powers conferred by this clause shall be paid by the Mortgagor to the Bank on demand with interest computed and payable as provided in clauses 2 and 3 from the time or respective times of the same having been paid or incurred by the Bank or the receiver as the case may be, and pending payment shall be secured hereby; and

(e)	without limiting the generality of clause 15, the power of attorney contained in that clause shall authorise the attorney or attorneys for and in the name of the Mortgagor or otherwise:

(i)	to assign and transfer the Mortgaged Licences to any purchaser or purchasers of the Mortgaged Assets or to such other person or persons as the Bank shall direct;

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(ii)	to attend before the relevant authorities and to sign all such notices and other documents and to do all such other acts and things for and in the name, place and stead and on behalf of the Mortgagor or otherwise in order to obtain protection for, or the transfer of the Mortgaged Licences to, such purchaser or purchasers or other person or persons as aforesaid, and to appeal against any refusal by any authority in respect of any grant or transfer or any renewal of any of the Mortgaged Licences or any order, regulation or direction made by any authority in respect of the Mortgaged Licences;

(iii)	to sign all necessary notices and make all necessary applications for the purpose of obtaining the renewal, grant or regrant of any of the Mortgaged Licences; and

(iv)	generally to execute all such instruments and to give or sign all such notices as the attorney shall think fit as fully and effectually to all intents and purposes whatsoever as the Mortgagor could do personally.

14.	ENVIRONMENTAL OBLIGATIONS

The Mortgagor shall:

(a)	obtain all Environmental Licences applicable to the Mortgaged Assets and any business of the Mortgagor carried on at the Mortgaged Property and comply with the terms and conditions of the same;

(b)	comply with all Environmental Laws applicable to the Mortgaged Assets and any business of the Mortgagor carried on at the Mortgaged Property and not permit a contravention of the same;

(c)	notify the Bank of the receipt of and content of all claims, notices or other communications in respect of any alleged breach of any Environmental Law or the terms and conditions of any Environmental Licence which may have a material adverse effect on the market value of the Mortgaged Assets or on the value of any business carried on by the Mortgagor at the Mortgaged Property, and forthwith take such steps as the Bank may direct to remedy or stop such alleged breach;

(d)	promptly pay all fees and other charges in respect of any Environmental Licence applicable to the Mortgaged Assets or any business carried on by the Mortgagor at the Mortgaged Property;

(e)	forthwith notify the Bank of the receipt of and the contents of any notices or other communication varying or suspending any Environmental Licence relating to the Mortgaged Assets or any business carried on by the Mortgagor at the Mortgaged Property and forthwith take such steps as the Bank may direct to reinstate in full force and effect any Environmental Licence so varied or suspended;

(f)	forthwith supply the Bank with copies of any environmental reports, audits or studies undertaken in relation to the Mortgaged Assets or any business carried on by the Mortgagor at the Mortgaged Property; and

(g)	pay on demand the costs and expenses (including Value Added Tax) incurred by the Bank in commissioning environmental audits (which the Bank shall be entitled to do whenever it thinks fit) and shall permit the Bank and its agents full and free access to all the Mortgaged Assets for the purposes of such environmental audits. (Such costs and expenses shall bear interest from the date of demand computed and payable as provided in clauses 2 and 3, and pending payment, shall be secured hereby).

15.	POWER OF ATTORNEY

15.1	For the purpose of securing the payment of the Secured Obligations and for securing any proprietary interest which the Bank has in any of the Mortgaged Assets, the Mortgagor irrevocably appoints the Bank and the persons deriving title under it, and its and their substitutes and any receiver or receivers appointed under this Mortgage (the “Attorney”) jointly and also severally to be the Mortgagor’s true and lawful attorney. For the purposes aforesaid the Attorney shall have the right to do anything which the Mortgagor may lawfully do and all the rights and powers which may lawfully be given to an attorney including, without prejudice to the generality of the foregoing:

(a)	the right to do anything to procure or carry out the performance of the Mortgagor’s obligations under this Mortgage and anything to facilitate the exercise of the Bank’s rights under this Mortgage;

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(b)	the right to act in the name of the Mortgagor;

(c)	the right to delegate and sub-delegate any or all of the rights of the Attorney; and

(d)	the right to sign, execute, seal, deliver and otherwise perfect:

(i)	any documents or instruments which the Bank or any receiver may require for perfecting the title of the Bank to the Mortgaged Assets or for vesting the same in the Bank, its nominees or any purchaser; and

(ii)	any further security documentation referred to in clause 6.

15.2	The Mortgagor ratifies and shall ratify everything done or purported to be done by the Attorney.

16.	INDEMNITY

16.1	The Mortgagor hereby agrees to indemnify the Bank and any receiver appointed by it and their respective employees and agents (as a separate covenant with each such person indemnified) against:

(a)	all existing and future rents, rates, taxes, duties, charges, assessments and outgoings now or at any time payable in respect of the Mortgaged Assets or by the owner or occupier thereof; and

(b)	all costs, claims, demands, expenses, charges, assessments, impositions, fines and sums and the consequences of any proceedings or prosecutions arising directly or indirectly from or in connection with any breach by the Mortgagor of any law or of any provision in this Mortgage, in each case whether imposed by statute or otherwise and whether of the nature of capital or revenue and even though of a wholly novel character. If any such sums shall be paid by the Bank or any such receiver or any of their respective employees or agents, the same shall be paid by the Mortgagor on demand with interest computed and payable as provided in clauses 2 and 3 from the time or respective times of the same having been paid or incurred, and pending payment, shall be secured hereby, but the Bank shall not be deemed to have taken possession of the Mortgaged Assets by reason of such payment.

16.2	The Mortgagor hereby agrees to indemnify the Bank and any receiver appointed by it and their respective employees and agents (as a separate covenant with each such person indemnified) against all loss incurred in connection with:

(a)	any statement made by the Mortgagor or on the Mortgagor’s behalf in connection with this Mortgage, the Mortgaged Assets or the business of the Mortgagor being untrue or misleading;

(b)	the Sank entering into any obligation with any person (whether or not the Mortgagor) at the request of the Mortgagor (or any person purporting to be the Mortgagor);

(c)	any actual or proposed amendment, supplement, waiver, consent or release in relation to this Mortgage;

(d)	any stamping or registration of this Mortgage or the security constituted by it; and

(e)	any failure to register this Mortgage in respect of any Mortgaged Assets where such registration is required in order to preserve the effectiveness or priority of the security created by this Mortgage, whether or not any fault (including negligence) can be attributed to the Bank or any receiver appointed by it or their respective employees and agents.

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16.3	This indemnity does not and shall not extend to any loss to the extent that:

(a)	in the case of any loss incurred by the Bank or its employees or agents it arises from the Bank or its employees or agents acting other than in good faith; or

(b)	in the case of any loss incurred by the receiver or his employees or agents it arises from the receiver or his employees or agents acting other than in good faith; or

(c)	there is a prohibition against an indemnity extending to that loss under any law relating to this indemnity.

17.	NOTICE OF SUBSEQUENT CHARGES

If the Bank receives notice of any subsequent assignment, mortgage, security, charge or other interest affecting the Mortgaged Assets, the Bank may open a new account. If the Bank does not open a new account it shall nevertheless be treated as if it had done so at the time when it received such notice, and as from that time all payments made to the Bank in respect of any of the Secured Obligations shall be credited or be treated as having been credited to the new account and shall not operate to reduce the amount of the Secured Obligations owing at the time when the Bank received the notice.

18.	NOTICES AND DEMANDS

18.1	Without prejudice to the provisions in clause 1.2 (d)(iv) any notice or demand by the Bank to or on the Mortgagor shall be deemed to have been sufficiently given or made if sent to the Mortgagor:

(a)	by hand or prepaid letter post to its registered office or its address stated herein or its address last known to the Bank; or

(b)	by facsimile to the Mortgagor’s last known facsimile number relating to any such address or office.

18.2	Without prejudice to the provisions in clause 1.2(d)(iv) any such notice or demand given or made under sub-clause 18.1 shall be deemed to have been served on the Mortgagor:

(a)	at the time of delivery to the address referred to in sub-clause 18.1 (a), if sent by hand;

(b)	at the earlier of the time of delivery or 10.00 am on the day after posting (or, if the day after posting be a Sunday or any other day upon which no delivery of letters is scheduled to be made, at the earlier of the time of delivery or 10.00 am on the next succeeding day on which delivery of letters is scheduled to be made), if sent by prepaid letter post;

(c)	at the time of transmission, if sent by facsimile (and a facsimile shall be deemed to have been transmitted if it appears to the sender to have been transmitted from a machine which is apparently in working order); or

(d)	on the expiry of 72 hours from the time of despatch, in any other case.

18.3	Service of any claim form may be made on the Mortgagor in the manner described in sub-clause 18.1(a), in the event of a claim being issued in relation to this Mortgage, and shall be deemed to constitute good service.

18.4	Any notice or communication required to be served by the Mortgagor on the Bank under the terms of this Mortgage shall be in writing and delivered by hand or sent by recorded delivery to the Bank at the Bank’s address stated herein (or at such other address as may be notified in writing by the Bank to the Mortgagor for this purpose) and will be effective only when actually received by the Bank. Any notice or communication must also be marked for the attention of such official (if any) as the Bank may for the time being have notified to the Mortgagor in writing.

19.	CURRENCY CONVERSION

The Bank may at any time at its sole discretion, and with or without notice to the Mortgagor, elect to convert all or any part of any sum received by the Bank pursuant to this Mortgage (in whole or in part) into the currency or currency unit or currencies or currency units of the whole or any part of the Secured Obligations (deducting from the proceeds of the conversion any currency premium or other expense), and the rate of exchange shall be the Bank’s spot rate for selling the currency or currency unit or currencies or currency units of the Secured Obligations or relevant part thereof for the currency or currency unit of the sum received by the Bank under this Mortgage at or about 11.00 am in London on the date that the Bank exercises its right of conversion under this Mortgage. The Bank may take any such action as may be necessary for this purpose, including without limitation opening additional accounts.

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20.	PAYMENTS AND COSTS

20.1	If at any time the currency in which all or any part of the Secured Obligations is denominated is, is due to be or has been converted into the euro or any other currency as a result of a change in law or by agreement between the 8ank and the relevant obligor, then the Bank may in its sole discretion direct that all or any of the Secured Obligations shall be paid in the euro or such other currency or in any currency unit.

20.2	The Bank may apply, allocate or appropriate the whole or any part of any payment made by the Mortgagor under this Mortgage or any money received by the Bank under any guarantee, indemnity or third party security or from any liquidator, receiver or administrator of the Mortgagor or from the proceeds of realisation of the Mortgaged Assets or any part thereof to such part or parts of the Secured Obligations (or as the Bank may otherwise be entitled to apply, allocate or appropriate such money) as the Bank may in its sole discretion think fit, to the entire exclusion of any right of the Mortgagor to do so.

20.3	If any payment made by or on behalf of the Bank under this Mortgage includes an amount in respect of Value Added Tax, or if any payment due to the Bank under this Mortgage shall be in reimbursement of any expenditure by or on behalf of the Bank which includes an amount in respect of Value Added Tax, then such amount shall be payable by the Mortgagor to the Bank on demand with interest from the date of such demand computed and payable as provided in clauses 2 and 3, and pending payment, shall be secured hereby.

20.4	Without prejudice to the generality of clauses 2 and 9, the Mortgagor shall pay to the Bank (on a full and unqualified indemnity basis) all costs incurred or suffered by the Bank, and any receiver appointed by the Bank shall be entitled to recover as a receivership expense all costs incurred or suffered by him:

(a)	in connection with any application under Part III of the Insolvency Act 1986;

(b)	in defending proceedings brought by any third party impugning the Bank’s title to this security or the enforcement or exercise of the rights and remedies of the Bank or of such receiver under this Mortgage; and

(c)	(in the case of the Bank only) in connection with effecting any appointment of any receiver or administrator or in dealing with any appointment of, or notice of intention or application to appoint, any receiver or administrator by any party including the Mortgagor and without prejudice to any other right or process of recovering such costs, and all such costs shall bear interest from the date such costs were incurred or suffered, computed and payable as provided in clauses 2 and 3, and pending payment, shall be secured hereby.

20.5	All costs awarded to the Bank or agreed to be paid to the Bank in any proceedings brought by the Mortgagor against the Bank shall bear interest from the date of such award or agreement computed and payable as provided in clauses 2 and 3 and, pending payment, shall be secured hereby.

21.	NON-MERGER, ETC.

21.1	Nothing herein contained shall operate so as to merge or otherwise prejudice or affect any bill, note, guarantee, mortgage or other security or any contractual or other right which the Bank may at any time have for any of the Secured Obligations or any right or remedy of the Bank thereunder. Any receipt, release or discharge of the security provided by, or of any liability arising under, this Mortgage shall not release or discharge the Mortgagor from any liability to the Bank for the same or any other money which may exist independently of this Mortgage, nor shall it release or discharge the Mortgagor from any liability to the Bank under clause 16 and clause 20.

21.2	Where this Mortgage initially takes effect as a collateral or further security, then notwithstanding any receipt, release or discharge endorsed on or given in respect of the money and liabilities owing under the principal security to which this Mortgage operates as a collateral or further security, this Mortgage shall, be an independent security for the Secured Obligations.

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21.3	This Mortgage is in addition to and is not to prejudice or be prejudiced by any other security or securities now or hereafter held by the Bank.

22.	TRANSFERS BY THE BANK OR THE MORTGAGOR

22.1	The Bank may freely and separately assign or transfer any of its rights under the Mortgage or otherwise grant an interest in any such rights to any person or persons. On request by the Bank, the Mortgagor shall immediately execute and deliver to the Bank any form of instrument required by the Bank to confirm or facilitate any such assignment or transfer or grant of interest.

22.2	The Mortgagor shall not assign or transfer any of the Mortgagor’s rights or obligations under this Mortgage or enter into any transaction or arrangement which would result in any of those rights or obligations passing to or being held in trust for or for the benefit of another person.

23.	PARTIAL INVALIDITY

Each of the provisions of this Mortgage shall be severable and distinct from one another and if at any time any one or more of such provisions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

24.	RESTRICTION ON LIABILITY OF THE BANK

Except to the extent that any such exclusion is prohibited or rendered invalid by law, neither the Bank nor any receiver appointed by it nor their respective employees and agents shall:

(a)	be liable to account as a mortgagee in possession for any sums other than actual receipts;

(b)	be liable for any loss upon realisation of, or for any action, neglect or default of any nature whatsoever in connection with, any part of the Mortgaged Assets for which a mortgagee in possession might as such otherwise be liable;

(c)	be under any duty of care or other obligation of whatsoever description to the Mortgagor in relation to or in connection with the exercise of any right conferred upon the Bank, any receiver appointed by it and their respective employees and agents; or

(d)	be under any liability to the Mortgagor as a result of, or in consequence of, the exercise, or attempted or purported exercise, or failure to exercise, any of their respective rights.

25.	CONCLUSIVE EVIDENCE

A certificate by an official of the Bank as to the Secured Obligations shall (save for manifest error) be binding and conclusive on the Mortgagor in any legal proceedings both in relation to the existence of the liability and as to the amount thereof.

26.	CONTINUING SECURITY

This Mortgage shall continue to bind the Mortgagor as a continuing security for the Secured Obligations notwithstanding that the liabilities of the Mortgagor to the Bank may from time to time be reduced to nil.

27.	NO RELIANCE ON THE BANK

(a)	The Mortgagor acknowledges to and agrees with the Bank that, in entering into this Mortgage and incurring the Secured Obligations:

(i)	the Mortgagor has not relied on any oral or written statement, representation, advice, opinion or information made or given to the Mortgagor in good faith by the Bank or anybody on the Bank’s behalf, and the Bank shall have no liability to the Mortgagor if the Mortgagor has in fact so done;

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(ii)	the Mortgagor has made, independently of the Bank, the Mortgagor’s own assessment of the viability and profitability of any purchase, project or purpose for which the Mortgagor has incurred the Secured Obligations, and the Bank shall have no liability to the Mortgagor if the Mortgagor has not in fact so done; and

(iii)	there are no arrangements collateral or relating to this Mortgage which have not been recorded in writing and signed on behalf of the Bank and the Mortgagor.

(b)	The Mortgagor agrees with the Bank that the Bank did not have prior to the date of this Mortgage, does not have and will not have any duty to the Mortgagor:

(i)	in respect of the application by the Mortgagor of the money hereby secured;

(ii)	in respect of the effectiveness, appropriateness or adequacy of the security constituted by this Mortgage or of any other security for the Secured Obligations; or

(iii)	to preserve the goodwill of any business carried on by the Mortgagor by running, or procuring the running of, such business or otherwise, either before or after the enforcement of this Mortgage.

(c)	The Mortgagor agrees with the Bank for itself and as trustee for its officials, employees and agents that neither the Bank nor its officials, employees or agents shall have any liability to the Mortgagor in respect of any act or omission by the Bank, its officials, employees or agents done or made in good faith.

28.	MISCELLANEOUS

28.1	Any amendment of or supplement to any part of this Mortgage shall only be effective and binding on the Bank and the Mortgagor if made in writing and signed by both the Bank and the Mortgagor. References to “this security”, or to “this Mortgage” include each such amendment and supplement.

28.2	The Mortgagor and the Bank shall from time to time amend the provisions of this Mortgage if the Bank notifies the Mortgagor that any amendments are required to ensure that this Mortgage reflects the market practice prevailing at the relevant time following the introduction or extension of economic and monetary union and/or the euro in all or any part of the European Union.

28.3	The Bank and the Mortgagor agree that the occurrence or non-occurrence of European economic and monetary union, any event or events associated with European economic and monetary union and/or the introduction of any new currency in all or any part of the European Union shall not result in the discharge, cancellation, rescission or termination in whole or in part of this Mortgage or give any party hereto the right to cancel, rescind, terminate or vary this Mortgage in whole or in part.

28.4	Any waiver, consent, receipt, settlement or release given by the Bank in relation to this Mortgage shall only be effective if given in writing and then only for the purpose for and upon any terms on which it is given.

28.5	For the purpose of exercising, assigning or transferring its rights under this Mortgage, the Bank may disclose to any person any information relating to the Mortgagor which the Bank has at any time.

28.6	The restriction on the right of consolidating mortgages contained in Section 93 of the Law of Property Act 1925 shall not apply to this Mortgage or any further or other security entered into pursuant to this Mortgage.

28.7	Any change in the constitution of the Bank or its absorption of or amalgamation with any other person shall not in any way prejudice or affect its or their rights under this Mortgage and the expression “Bank” shall include any such other person.

28.8	Unless and until the Bank shall have made demand for payment of any of the Secured Obligations or one of the other events mentioned in sub-clause 9.1 shall have occurred, the Bank shall not be entitled (except for the purposes mentioned in sub-clauses 11(h), 12.2(a) and 14(g)) to enter upon the Mortgaged Property or to obtain possession thereof.

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28.9	The Bank shall be entitled to debit any account for the time being of the Mortgagor with the Bank with any sum falling due to the Bank under this Mortgage.

28.10	The power of the Bank to appoint an administrator in accordance with sub clause 9.1 shall arise where the security constituted by this Mortgage (together with any other security given by the Mortgagor to the Bank) satisfies any one or more of the provisions of sub paragraphs 14(3) (a), (b) or (c) of Schedule B1 to the Insolvency Act 1986.

28.11	This document shall at all times be the property of the Bank.

28.12	The Bank or its nominee shall only exercise the rights attached to any shares subject to this Mortgage in accordance with the Mortgagor’s instructions, except where the Bank or its nominee is exercising such right for the purpose of preserving the value of the security hereby created or of realising it.

29.	PRIOR MORTGAGE(S)

29.1	Any sale in exercise of the statutory or other powers and remedies may be made either subject to or discharged from all or any of the Prior Mortgage(s) and the Bank or any receiver appointed by it may settle and pass the accounts of any person or persons in whom all or any of the Prior Mortgage(s) may for the time being be vested and any account so settled and passed shall as between the Bank or any such receiver and the Mortgagor be deemed to be properly settled and passed and shall be binding on the Mortgagor accordingly.

29.2	If the person or persons entitled to the benefit of all or any of the Prior Mortgage(s) shall call in the money thereby secured or shall take any step to enforce all or any of the Prior Mortgage(s), the Bank or any receiver appointed by it may thereupon pay off all or any of the Prior Mortgage(s) and take a transfer of the benefit thereof, and the money so expended by the Bank or any such receiver and all costs of and incidental to the transaction incurred by the Bank or any such receiver shall be secured hereby and shall bear interest computed and payable as provided in clauses 2 and 3 from the date of the same having been expended.

29.3	The Mortgagor shall pay all sums when due and comply with all of the obligations under the Prior Mortgage(s),

29.4	The Mortgagor shall not (without obtaining the Bank’s prior written consent) increase the principal amount secured by the Prior Mortgage(s) in priority to this Mortgage.

30.	LAW AND JURISDICTION

30.1	This Mortgage and any dispute (whether contractual or non-contractual, including, without limitation, claims in tort, for breach of statutory duty or on any other basis) arising out of or in connection with it or its subject matter (“Dispute”) shall be governed by and construed in accordance with the law of England and Wales.

30.2	The parties to this agreement irrevocably agree, for the sole benefit of the Bank, that, subject as provided below, the courts of England and Wales shall have exclusive jurisdiction over any Dispute. Nothing in this clause shall limit the right of the Bank to take proceedings against the Mortgagor in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdictions, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

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IN WITNESS whereof the Mortgagor has executed this Mortgage as a deed and has delivered it upon its being dated.

THE FIRST SCHEDULE

THE MORTGAGED PROPERTY

The property known as or being	The Property is Freehold
Westridge Business Park
Cothy
Ryde
Isle of Wight
P033 1QT

Including the entirety of the property comprised in the document(s) particulars of which are set out below.

Date	Description (Conveyance, Lease, Assignment, Assent etc)	Parties

Title No(s).	Administrative Area
IW44925	Isle of Wight

THE SECOND SCHEDULE

THE PRIOR MORTGAGE(S)

Date of prior mortgage(s) or charge(s)	Parties

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Use this execution clause if the Mortgagor is a Company and is to execute acting by two directors or one director and the company secretary.

Signed as a deed by

Pascall Electronics Ltd

Acting by

Director	Director/Company Secretary

Use this execution clause if the Mortgagor is a Company and is to execute acting by only one director.

Signed as a deed by

Pascall Electronics Ltd

Acting by

Director

in the presence of:

Witness:	Michael Rabbett	(name)

	/s/ Michael Rabbett	(signature)

Address:	Michael Rabbett
Solicitor
Buckles Solicitors LLP
Grant House
101 Bourges Boulevard
Peterborough PE1 1NG
Occupation:

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NB:- NOT TO BE USED FOR REGISTERED CHARGES

Date (day, month, year)	Signed as a deed by

Signature

The within-named LLOYDS TSB BANK PLC (hereinafter called the “Bank”) hereby releases ALL AND SINGULAR the assets, property and rights now comprised in or mortgaged, charged or assigned by the within-written Mortgage from the security herein contained, to the intent that the same shall henceforth be held free from the said security and from all claims and demands under the within-written Mortgage.
As attorney for and on behalf of Lloyds TSB Bank plc, in the presence of:

Witness’ name

PROVIDED THAT this release shall not discharge the within-written Mortgagor from any liability to the Bank remaining to be paid or any other security held by the Bank.
Witness’ signature

IN WITNESS whereof the Bank has executed this instrument as a deed and has delivered it upon its being dated.

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